EXHIBIT 21.1

                   SUBSIDIARIES OF TOTAL SYSTEM SERVICES, INC.

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Name                                              Ownership Percentage
- -----                                             --------------------
Columbus Depot Equipment Company                         100%
A Georgia corporation

Columbus Productions, Inc.                               100%
A Georgia corporation

TSYS Canada, Inc.                                        100%
A Georgia corporation

TSYS Total Debt Management, Inc.                         100%
A Georgia corporation

ProCard, Inc.                                            100%
A Georgia corporation

Vital Processing Services L.L.C.                          50%
A Delaware limited liability company

Total System Services de Mexico                           49%
A Mexican corporation

GP Network Corporation                                 51.46%
A Japanese corporation

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